                                                                     EXHIBIT 4.5

================================================================================

                     AMENDED AND RESTATED SECURITY AGREEMENT


                                     MADE BY

                    ELIZABETH ARDEN, INC. (FORMERLY KNOWN AS
                            FRENCH FRAGRANCES, INC.)
                         AND CERTAIN OF ITS SUBSIDIARIES


                                   IN FAVOR OF


                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT


                          DATED AS OF JANUARY 29, 2001


================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                      Page
                                      ----

SECTION 1.  DEFINED TERMS.........................................................................................2

   1.1  Definitions...............................................................................................2
        -----------

   1.2  Other Definitional Provisions.............................................................................4
        -----------------------------


SECTION 2.  GRANT OF SECURITY INTEREST............................................................................4


SECTION 3.  REPRESENTATIONS AND WARRANTIES........................................................................5

   3.1  Title; No Other Liens.....................................................................................5
        ---------------------

   3.2  Perfected First Priority Liens............................................................................5
        ------------------------------

   3.3  Chief Executive Office....................................................................................5
        ----------------------

   3.5  Receivables...............................................................................................5
        -----------

   3.6  Grantors..................................................................................................5
        --------


SECTION 4.  COVENANTS.............................................................................................6

   4.1  Delivery of Instruments, Certificated Securities..........................................................6
        ------------------------------------------------

   4.2  Maintenance of Perfected Security Interest; Further Documentation.........................................6
        -----------------------------------------------------------------

   4.3  Changes in Locations, Name, etc...........................................................................6
        -------------------------------

   4.4  Notices...................................................................................................7
        -------

   4.5  Affiliate Receivables.....................................................................................7
        ---------------------

   4.6  Compliance with Credit Agreement..........................................................................7
        --------------------------------


SECTION 5.  REMEDIAL PROVISIONS...................................................................................7

   5.1  Certain Matters Relating to Affiliate Receivables.........................................................7
        -------------------------------------------------

   5.2  Application of Proceeds...................................................................................8
        -----------------------

   5.3  Code and Other Remedies...................................................................................8
        -----------------------

   5.4  Waiver; Deficiency........................................................................................9
        ------------------

SECTION 6.  THE AGENT.............................................................................................9

   6.1  Agent's Appointment as Attorney-in-Fact, etc..............................................................9
        --------------------------------------------

   6.2  Duty of Agent............................................................................................10
        -------------

   6.3  Execution of Financing Statements........................................................................10
        ---------------------------------

   6.4  Authority of Agent.......................................................................................10
        ------------------


SECTION 7. MISCELLANEOUS.........................................................................................11

   7.1  Amendments in Writing....................................................................................11
        ---------------------

   7.2  Notices..................................................................................................11
        -------

   7.3  No Waiver by Course of Conduct; Cumulative Remedies......................................................11
        ---------------------------------------------------

   7.4  Enforcement Expenses; Indemnification....................................................................11
        -------------------------------------

   7.5  Successors and Assigns...................................................................................12
        ----------------------

   7.6  Set-Off..................................................................................................12
        -------

   7.7  Counterparts.............................................................................................12
        ------------

   7.8  Severability.............................................................................................12
        ------------

   7.9  Section Headings.........................................................................................13
        ----------------

   7.10  Integration.............................................................................................13
         -----------

   7.11  Governing Law...........................................................................................13
         -------------

   7.12  Submission To Jurisdiction; Waivers.....................................................................13
         -----------------------------------

   7.13  Acknowledgments.........................................................................................13
         ---------------

   7.14  Waiver Of Jury Trial....................................................................................13
         --------------------

   7.15  Amendment and Restatement...............................................................................14
         -------------------------

SCHEDULES
---------

Schedule A        Perfection Matters
Schedule B        Jurisdictions of Organization and Chief Executive Office

                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------


         AMENDED AND RESTATED SECURITY AGREEMENT, dated as of January 29, 2001, made by ELIZABETH ARDEN, INC., a Florida corporation, formerly known as French Fragrances, Inc. (the "Borrower"), FD MANAGEMENT, INC., a Delaware Corporation, DF ENTERPRISE, INC., a Delaware corporation, and FFI INTERNATIONAL, INC., a Delaware corporation (together with the Borrower, collectively and individually, the "Grantor"), in favor of FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Agent") for the lenders and other financial institutions (the "Lenders") from time to time parties to that certain Amended and Restated Credit Agreement dated as of January 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Grantor, the lenders party thereto and Fleet National Bank, as the Agent.

                                 R E C I T A L S
                                 ---------------

         1. French Fragrances, Inc., a Florida corporation ("FFI") and the Grantors have executed and delivered to the Agent for the Lenders, a certain Security Agreement dated as of January 23, 2001 (the "Original Security Agreement");

         2. On or about January 23, 2001, FFI filed Amended and Restated Articles of Incorporation with the Florida Department of State pursuant to which FFI amended its name to "Elizabeth Arden, Inc.".

         3. Contemporaneously herewith, the Borrower, the Agent and the Lenders are entering into the Credit Agreement, pursuant to which the Lenders will severally agree to make extensions of credit upon the terms and subject to the conditions set forth therein. Capitalized terms defined in the Credit Agreement and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         4. The parties hereto desire to amend and restate the Original Security Agreement in order to, inter alia, reflect such name change and to make certain other amendments to the Original Security Agreement.

         5. It is a condition precedent to the obligation of the Lenders to entering into the Credit Agreement that each Grantor shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, the Grantors hereby agree with the Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

         1.1  Definitions.
              -----------

         (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York
UCC: Accounts, Certificated Security, Documents, and Instruments.

         (b)  The following terms shall have the following meanings:

                  "Accounts": all accounts, accounts receivable, other receivables, evidence of indebtedness, notes, drafts, acceptances, contract rights related thereto and General Intangibles, including, without limitation, all collateral and security therefor (evidencing, without limitation, all guarantees, letters of credit, liens and security interests in favor of any Grantor) and all rights to the payment of money, in each case whether now owned or hereafter acquired by any Grantor, or in which any Grantor may now have or hereafter acquire an interest.

                  "Agreement": this Amended and Restated Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and obligations relating to any Swingline Loans and any Letters of Credit and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, any Swingline Loan, any Letter of Credit or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                  "Collateral" as defined in Section 2.

                  "Contracts": any contract or agreement between a Grantor and any Person or any Affiliate with respect to the Accounts and the Receivables, or an invoice sent or to be sent by a Grantor, pursuant to or under which any Receivable or Account shall arise or be created, or which evidences a Receivable or an Account.

                  "Event of Default": shall have the meaning as set forth in the Credit Agreement.

                  "General Intangibles": with respect to Receivables and Contracts covered by this Agreement, all "general intangibles" as such term is defined in Section 9-106 of the New York UCC relating thereto and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form relating thereto, and portions thereof, to which any Grantor is a party or under which any Grantor has any right, title or interest or to which any Grantor or any property of any Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "Grantor Obligations": all obligations and liabilities of each Grantor which may arise under or in connection with this Agreement, the Guaranty Agreement or any other Loan Document to which any Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                  "Intellectual Property" shall mean (i) all domestic patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights, applications, registrations and renewals in connection therewith and (iv) all rights granted or retained in licenses in respect of any of the foregoing.

                  "Inventory": all inventory (as such term is defined in the New York UCC), including without limitation, all merchandise, raw materials, work in process, parts, components, dies, molds, finished goods, supplies and all goods returned to or repossessed by any Grantor, in each case whether now owned or hereafter acquired by any Grantor, or in which any Grantor may now have or hereafter acquire an interest.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(l) of the New York UCC.

                  "Receivable": any right to payment from any Person or any Affiliate for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument and whether or not it has been earned by performance (including, without limitation, any Account).

         1.2  Other Definitional Provisions.
              -----------------------------

         The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                SECTION 2. GRANT OF SECURITY INTEREST AND LICENSE

         2.1. Grant of Security Interest. Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and the Grantor
Obligations:

                  (a) all Accounts owed by any Person or any Affiliate at any time to such Grantor;

                  (b) all Contracts;

                  (c) all Documents relating to amounts owed under Accounts at any time from any Person or any Affiliate to such Grantor;

                  (d) all General Intangibles relating to Accounts owed by any Person or any Affiliate at any time to such Grantor or to the Contracts;

                  (e) all Instruments relating to amounts owed under Accounts at any time from any Person or any Affiliate to such Grantor;

                  (f) all Receivables;

                  (g) all Inventory;

                  (h) all books, records and documents pertaining to the Collateral;

                  (i) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

                  (j) to the extent not otherwise included, all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of any of the foregoing.

         2.2. Grant of License. As a condition and in consideration for entering this Agreement, each Grantor hereby grants to the Agent, for the ratable benefit of the Lenders, a worldwide (to the extent each Grantor has the corresponding right to sell), limited, non-exclusive, royalty-free, fully paid-up license and right to use the Intellectual Property to liquidate the Inventory encumbered pursuant to this Agreement, until such time as said Inventory has been fully exhausted. The right granted hereunder shall at all times be subject to the rights of others set forth in the Security Agreement and/or the Intercreditor Agreement.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into the Credit Agreement and to make additional extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby represents and warrants to the Agent and each Lender that:

         3.1 Title; No Other Liens. Except for the security interest granted to the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

         3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule A (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in which a security interest can be perfected by the filing of a financing statement and/or the other filings and actions specified on Schedule A in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for the Borrower Obligations and Grantor Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

         3.3 Chief Executive Office. On the date hereof, each Grantor's jurisdiction of organization and the location of each Grantor's chief executive office or sole place of business are specified on Schedule B.

         3.4 Receivables. No material amount payable to any Grantor under or in connection with any Receivable is evidenced by any Instrument which has not been delivered to the Agent. The amounts represented by the Grantor to the Lenders from time to time as owing to the Grantor in respect of the Receivables will at such times be accurate.

         3.5 Grantors. The Grantor parties hereto constitute all of the Material Subsidiaries, Borrower and Guarantors.

                              SECTION 4. COVENANTS

         Each Grantor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations and the Grantor Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         4.1 Delivery of Instruments, Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         4.2  Maintenance of Perfected Security Interest; Further Documentation.

         (a) Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Each Grantor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith relating to Collateral as the Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of each Grantor, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of any other relevant Collateral, taking any actions necessary to enable the Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code), if necessary for perfection, with respect thereto.

         4.3 Changes in Locations, Name, etc. Grantor will not, except upon 30 days' prior written notice to the Agent and delivery to the Agent of (a) all additional executed financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule A showing any additional location at which Collateral shall be kept: (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
Section 3.3; or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become misleading.

         4.4 Notices. Each Grantor will advise the Agent and the Lenders promptly, in reasonable detail, of any Lien (other than Liens created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

         4.5 Receivables. Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person or any Affiliate liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

         4.6 Compliance with Credit Agreement. Each Grantor shall comply with all of the covenants and other provisions of the Credit Agreement which apply to it by their terms.

                         SECTION 5. REMEDIAL PROVISIONS

         5.1  Certain Matters Relating to Receivables.

         (a) If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by a Grantor, (i) shall be forthwith deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Agent if required, in a collateral account maintained under the dominion and control of the Agent as collateral security for the Borrower Obligations and the Grantor Obligations, subject to withdrawal by the Agent for the account of the Lenders in payment of the Borrower Obligations and the Grantor Obligations as provided in Section 5.2, and (ii) until so turned over, shall be held by the Grantor in trust for the Agent and the Lenders, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating thereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         5.2 Application of Proceeds. After an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent may apply all or any part of Proceeds held in any collateral account in payment of the Borrower Obligations and the Grantor Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not to so apply and deems not required as collateral security for the Borrower Obligations and the Grantor Obligations shall be paid over from time to time by the Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Borrower Obligations and the Grantor Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be turned over to whomsoever may be lawfully entitled to receive the same.

         5.3 Code and Other Remedies. After an Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Borrower Obligations and the Grantor Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without further demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below), to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Borrower Obligations and the Grantor Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         5.4 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower Obligations and the Grantor Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

                              SECTION 6. THE AGENT

         6.1  Agent's Appointment as Attorney-in-Fact, etc.

         (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following after and during the continuance of an Event of Default:

                  (i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                  (ii) execute, in connection with any sale provided for in
         Section 5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (iii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the

         Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

         (b) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Agent on demand.

         (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         6.2 Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         6.3 Execution of Financing Statements. Pursuant to the New York UCC and any other applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Agent determines appropriate to perfect the security interests of the Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         6.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

         7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement.

         7.2 Notices. All notices, requests and demands to or upon the Agent or the Grantor hereunder shall be effected in the manner provided for in the Credit Agreement.

         7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         7.4  Enforcement Expenses; Indemnification.

         (a) Each Grantor agrees to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, the Guaranty Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Agent.

         (b) Each Grantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Grantor agrees to pay, indemnify, and hold each Lender and the Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Borrower Obligations and the Grantor Obligations and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by such Indemnitee (all the foregoing, collectively, the "Indemnified Liabilities"), provided, that such Grantor shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (d) The agreements in this Section 7.4 shall survive repayment of the Borrower Obligations and the Grantor Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Agent and each Lender at any time and from time to time after the occurrence and during the continuance of any Event of Default without notice to the Grantor, any such notice being expressly waived by the Grantor, to set-off and hold as collateral security in any collateral account or otherwise as cash collateral for the Borrower Obligations or the Grantor Obligations to be applied to the Borrower Obligations or the Grantor Obligations when due, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of the Grantor, or any part thereof in such amounts as the Agent or such Lender may elect, against and on account of the obligations and liabilities of the Grantor to the Agent or such Lender hereunder and claims of every nature and description of the Agent or such Lender against the Grantor, in any currency, whether arising hereunder or under any other Loan Document or otherwise, as the Agent or such Lender may elect, whether or not the Agent or any Lender has made any demand for payment, whether or not any of the Borrower Obligations or Grantor Obligations are otherwise fully secured and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Lender shall notify the Grantor promptly of any such set-off and the application made by the Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

         7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         7.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

         7.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 7.2 or at such other address of which the Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         7.13 Acknowledgments. Each Grantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of borrower and/or guarantor and lender; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or between the Grantor and the Lenders.

         7.14 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE AGENT AND THE LENDERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE

TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM RELATING THERETO.

         7.15 Amendment and Restatement. This Amended and Restated Security Agreement shall constitute an amendment and restatement of the Original Security Agreement, and the terms hereof shall supersede and replace any inconsistent terms in the Original Security Agreement.







                      (The Next Page is the Signature Page)

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                       ELIZABETH ARDEN, INC.


                       By:    /s/ Oscar E. Marina
                           --------------------------------
                           Name:  Oscar E. Marina
                           Title: Senior Vice President


                       FD MANAGEMENT, INC.


                       By:    /s/ Oscar E. Marina
                           --------------------------------
                           Name:  Oscar E. Marina
                           Title: Secretary


                       DF ENTERPRISES, INC.

                       By:    /s/ Oscar E. Marina
                           --------------------------------
                           Name:  Oscar E. Marina
                           Title: Secretary


                       FFI INTERNATIONAL, INC.

                       By:    /s/ Oscar E. Marina
                           --------------------------------
                           Name:  Oscar E. Marina
                           Title: Secretary